UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2018

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2018, Spartan Motors, Inc. (the “Company”) announced that Frederick J. Sohm, its Chief Financial Officer, has taken a temporary medical leave of absence. On June 8, 2018, the Company engaged Matthew W. Long, to assume the role of Interim Chief Financial Officer and Treasurer during Mr. Sohm’s absence. From 2011 to 2017, Mr. Long, age 56, served as Chief Financial Officer, Treasurer, and Assistant Secretary of Supreme Industries, Inc., a publicly traded manufacturer of specialized commercial vehicles. From 2003 to 2011, Mr. Long served as Treasurer of CTS Corporation, a publicly traded manufacturer of electronic components and sensors, and from 2000 until 2003 as Assistant Treasurer of CTS Corporation. Prior to that Mr. Long held a variety of accounting and finance positions for Emerson Electric Co., General Housewares Corporation and United Technologies Corporation.

There are no arrangements or understandings between Mr. Long and any other person pursuant to which he was selected as an officer of the Company. Mr. Long is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2017, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Long had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Mr. Long will receive an initial annual base salary of $320,000. He is also eligible to participate in the Spartan Motors, Inc. Leadership Team Compensation Plan (the “Plan”), the Company’s performance-based incentive compensation plan. The Plan is available under Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015. Under the Plan, Mr. Long will be eligible for an annual cash bonus with a targeted payment of 60% of his base salary, along with an annual equity grant. Mr. Long will be eligible for annual restricted stock grants under the Plan, with a target award valued at an equivalent amount of 60% of his base salary. In addition, the Company has agreed to grant Mr. Long a sign-on bonus consisting of 11,000 shares of restricted stock. This grant is expected to be made in the first quarter of 2019, and will be subject to a three year vesting schedule, vesting at the rate of 33% on each anniversary of the grant date.

Mr. Long has also been guaranteed a weekly payment equal to his base salary for a period of twelve months should his employment be terminated without cause.

In addition to these benefits, Mr. Long will be eligible to receive benefits offered to other executive officers of the Company.

In connection with the hiring of Mr. Long, and in consideration for the waiver of certain restrictive covenants Mr. Long owed to his former employer, the Company agreed to pay Mr. Long certain unpaid compensation and benefits owing to him by his former employer, in the aggregate amount of approximately $150,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: June 14, 2018	/s/ Thomas T. Kivell
By: Thomas T. Kivell Its: Vice President, Secretary and General Counsel

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